Exhibit 16.1

September 9, 2025

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

RE:	Kheoba Corp

We have read Item 4.01 of Kheoba Corp, Inc Form 8-K dated September 9, 2025, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Yours truly,

Fruci & Associates II, PLLC

Members of: WSCPA AICPA 802 N Washington PO Box 2163 Spokane, Washington 99210-2163 P 509-624-9223 mail@fruci.com www.fruci.com